As filed with the Securities and Exchange Commission on September ____, 1999

                                            Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       ____________________

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                       ____________________

                SOUTH ALABAMA BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)

Alabama                                                   63-0909434
(State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                        Identification No.)



                       ____________________

100 Saint Joseph Street
P. O. Box 3067
Mobile, Alabama                                                     36652
(Address of Principal Executive Offices)                           (Zip Code)
                       ____________________

                   SOUTH ALABAMA BANCORPORATION
                 1993 INCENTIVE COMPENSATION PLAN
                     (Full title of the plan)
                      _____________________

                                                  Copy to:
F. MICHAEL JOHNSON                                BROOKS P. MILLING
Secretary and Chief Financial Officer             Hand Arendall, L.L.C.
100 Saint Joseph Street                           P. O. Box 123
P. O. Box 3067                                    Mobile, Alabama  36601
Mobile, Alabama  36652                            (334) 432-5511
(Name and address of agent for service)
____________________

(334) 431-7800
(Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE


                                                Proposed maximum  Proposed maximum
Title of                        Amount to be    offering price    aggregate          Amount of
securities to be registered     Registered(1)   per share(2)      offering price(3)  registration fee

Common Stock (par value $0.01)  150,000 shares  $12.9375          $1,940,625         $539.49


(1) Representing shares of the Registrant's Common Stock, $.01 par value (the "Common Stock") to be issued and sold by the Registrant in connection with the exercise of options granted under the Registrant's 1993 Incentive Compensation Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.
(2) Based on the average of the high and low prices of the Registrant's
Common Stock as reported on the NASDAQ Stock Market on September 21, 1999.
(3) Estimated solely for the purpose of calculating the Registration Fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.



Incorporation by Reference of Contents of Registration Statement on Form S-8 (Reg. No. 333-76575).


     The contents of the Registration Statement on Form S-8 filed by the Registrant on April 19, 1999 (Registration No. 333-76575) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.



                            SIGNATURES

     South Alabama. Pursuant to the requirements of the Securities Act of 1933, South Alabama certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on September 21, 1999.



                                   SOUTH ALABAMA BANCORPORATION, INC.



                                   By:  /s/ W. Bibb Lamar, Jr.
                                        W. Bibb Lamar, Jr.
                                        President and Chief Executive Officer


                        POWER OF ATTORNEY

     We, the undersigned officers and directors of South Alabama Bancorporation, Inc. hereby severally constitute W. Bibb Lamar, Jr. and F. Michael Johnson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable South Alabama Bancorporation, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                              Title                              Date



/s/ W. Bibb Lamar, Jr.            President and                      9/21/99
W. Bibb Lamar, Jr.                CEO (Principal
                                  executive officer)

/s/ F. Michael Johnson            Chief Financial Officer            9/21/99
F. Michael Johnson                and Secretary
                                 (Principal financial and
                                  accounting officer)

/s/ John B. Barnett, III          Director, Executive                9/21/99
John B. Barnett, III              Vice President


/s/ Stephen G. Crawford           Director                           9/21/99
Stephen G. Crawford


/s/ Haniel F. Croft               Director                           9/21/99
Haniel F. Croft


/s/ David C. De Laney             Director                           9/21/99
David C. De Laney


/s/ Lowell J. Friedman            Director                           9/21/99
Lowell J. Friedman

Name                              Title                              Date


                                  Director
Broox G. Garrett, Jr.


                                  Director
W. Dwight Harrigan


                                  Director
James P. Hayes, Jr.


/s/ Clifton C. Inge               Director                           9/21/99
Clifton C. Inge


/s/ W. Bibb Lamar, Jr.            Director                           9/21/99
W. Bibb Lamar, Jr.


/s/ Richard S. Manley             Director                           9/21/99
Richard S. Manley


                                  Director
Kenneth R. McCartha


                                  Director
Thomas E. McMillan, Jr.


/s/ J. Richard Miller, III        Director                           9/21/99
J. Richard Miller, III


/s/ Harris V. Morrissette         Director                           9/21/99
Harris V. Morrissette


/s/ J. Stephen Nelson             Director and Chairman              9/21/99
J. Stephen Nelson


                                  Director
Paul D. Owens, Jr.


                                  Director
Earl H. Weaver


/s/ A. G. Westbrook               Director                           9/21/99
A. G. Westbrook



                        INDEX TO EXHIBITS

Exhibit No.              Description

5                        Opinion of Hand Arendall, L.L.C.

23.1 Consent of Hand Arendall, L.L.C. is contained in its opinion filed as Exhibit 5.

23.2                     Consent of Arthur Andersen LLP.